Exhibit 32.1

18 U.S. Section 1350 CERTIFICATIONS

In connection with the Annual Report of Intra-Asia Entertainment Corporation (the  “Company” ) on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Reskin, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 26, 2004

/s/ James A. Reskin

James A. Reskin, Chief Executive Officer

Date: July 26, 2004

/s/ James A. Reskin

James A. Reskin, Chief Financial Officer